Exhibit 5.1

MANDELBAUM SALSBURG P.C.
Vincent J. McGill Partner	1270 AVENUE OF THE AMERICAS, SUITE 1808 NEW YORK, NEW YORK 10016	Telephone: (212) 324-1876 E-mail: vmcgill@lawfirm.ms

January 15, 2020

Board of Directors

Air Industries Group

1460 Fifth Avenue

Bay Shore, NY 11706

Re: Securities Registered under Registration Statement on Form S-3 (File No. 333-234015)

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the proposed offer and sale by Air Industries Group, a Nevada corporation (the “Company”), of up to an aggregate of $8,217,345 of shares of the Company’s common stock (the “Offered Shares”), in an at the market offering pursuant to a Registration Statement on Form S-3 (File No. 333-234015) (the “Registration Statement”), which was originally filed under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) on September 30, 2019, and declared effective by the SEC on October 10, 2019, the base prospectus contained in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the proposed offer and sale of the Offered Shares filed with the SEC on January 15, 2020 pursuant to Rule 424(b) of the rules and regulations under the Securities Act (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”). We understand that the Offered Shares are proposed to be offered and sold by the Company through Roth Capital Partners, LLC (the “Agent”) pursuant to an At The Market Offering Agreement dated January 15, 2020 by and between the Company and the Agent (the “Offering Agreement”).

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company without independent investigation or verification.

Based on the foregoing, we are of the opinion that the Offered Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Offering Agreement will be validly issued, fully paid and non-assessable.

We are attorneys licensed to practice in the State of New York and are familiar with Chapter 78 of the Revised Nevada Statutes which relates to corporations. Our opinion is limited to the laws of the State of New York, the Revised Nevada Statutes, and  all relevant state constitutional and statutory provisions, as well as judicial interpretations, of the Nevada Revised Statutes , New York law and the federal laws of the United States of America to the extent referred to specifically herein. We express no opinion herein as to any other laws, statutes, regulations or ordinances. We have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the SEC on the date hereof, which is incorporated by reference into the Registration Statement, and further consent to the reference to us in the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is intended solely for use in connection with the offer and sale of the Offered Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Mandelbaum Salsburg, P.C.